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                                                                   EXHIBIT 10.12

                        ASSIGNMENT FOR PATENT APPLICATION
                                  (All Rights)

      WHEREAS WILHELM F. PFANDER (hereinafter ASSIGNOR), of 46 Birchwood Blvd., Brewer, Maine 04412 has made an invention entitled FOOTWEAR CONSTRUCTION for which a so-entitled application for Letters Patent of the United States is being concurrently executed herewith was filed in the United States Patent and Trademark Office on May 5, 2003 under Serial No. 10/431,637;

      WHEREAS, PHOENIX FOOTWEAR GROUP, INC. (hereinafter ASSIGNEE), a corporation of the State of Delaware having an office and place of business at 107 Main Street, P.O. Box 545, Old Town, Maine 04468 is desirous of acquiring an interest therein;

      NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the said ASSIGNOR by these presents hereby sells, assigns, and transfers unto the said ASSIGNEE, its successors, assigns, and legal representatives, ASSIGNOR'S entire right, title and interest in the United States of America and all foreign countries, in and to the invention as described in the aforesaid application, and to the said application and to all subsequent applications based thereon including any and all continuations, divisions, reissues, and substitutes of said application, and all resulting patents, together with the right of priority under the International Convention for the Protection of Industrial Property, Inter-American Convention Relating to Patents, Designs and Industrial Models, and any other international agreements to which the United States of America adheres, and the ASSIGNOR hereby authorizes and requests the Commissioner of Patents and Trademarks to issue said Letters Patent to ASSIGNEE, for its interest as ASSIGNEE, its successors, assigns, and legal representatives. It is understood and agreed that ASSIGNEE'S attorneys Nixon & Vanderhye P.C. have represented only ASSIGNEE and will continue to represent only ASSIGNEE with respect to this invention;
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      ASSIGNOR hereby agrees to transfer a like interest upon request of said
ASSIGNEE, its successors, assigns, and legal representatives, and without further remuneration, in and to any improvements, and applications for patents based thereon, growing out of or related to the said invention;

      ASSIGNOR hereby agrees to execute any papers by ASSIGNEE, its successors, assigns, and legal representatives, deemed essential to ASSIGNEE'S full protection and title in and to the invention hereby transferred; and

      ASSIGNOR hereby agrees, upon request of ASSIGNEE, and without further remuneration, to execute any and all papers desired by ASSIGNEE, for the filing and granting of foreign applications and the perfecting of title thereto in ASSIGNEE.

      AGREED and executed as noted below:

              8/27/03                           /s/ Wilhelm Pfander
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               Date                             WILHELM F. PFANDER

      Witnessed by:

Name: /s/ Sheldon Cote                  Date:            8/27/03
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Name: /s/ Michael E. Weinstein          Date:            8/27/03
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